Exhibit 10.1

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACKSTONE INNOVATIONS L.L.C.

Dated as of November 2, 2012

LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Blackstone Innovations L.L.C. (the “Company”), dated as of November 2, 2012, by and among Blackstone Holdings I L.P., a Delaware limited partnership (the “Managing Member”), the other members of the Company as set forth in the books and records of the Company, and such other persons that are admitted to the Company as members after the date hereof in accordance herewith.

WHEREAS, the Company was formed under the Delaware Limited Liability Company Act, 6 Del.C. § 18-101 (the “Act”) pursuant to a certificate of formation (the “Certificate”) filed in the office of the Secretary of State of the State of Delaware on April 9, 2012;

WHEREAS, the Managing Member currently owns, and may in the future acquire, Securities of one or more Issuers (as each of such terms is defined below);

WHEREAS, the Managing Member expects to contribute to the Company the Securities of one or more Issuers, or cash or other assets, on one or more occasions on or after the date of this Agreement, in each case in exchange for Interests (as defined below), as reflected in the books and records of the Company;

WHEREAS, each of the Regular Members (defined below) desires to contribute cash to the Company on one or more occasions on or after the date of this Agreement, in each case in exchange for Interests, as reflected in the books and records of the Company; and

WHEREAS, the Company may also acquire Securities or other assets from third parties;

THE UNDERSIGNED are executing this Agreement, and do hereby agree as follows:

1. Purpose. (a) The purpose of the Company shall be to (i) acquire and invest in Securities, Investments (as defined below) and/or other assets; and (ii) engage in any lawful act or activity for which limited liability companies may be formed under the Act.

(b) In furtherance of its purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to acquire and invest in Securities, Investments and/or other assets and to be and become a general or limited partner of partnerships, a member of limited liability companies and/or the owner of equity interests in other entities;

(ii) to open, maintain and close accounts, including margin accounts, with brokers;

(iii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(iv) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(v) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(vi) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(vii) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Members cash or investments or other property of the Company, or any combination thereof; and

(viii) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware law.

2. Registered Office; Place of Business. The address of the registered office of the Company in the State of Delaware is: c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company shall maintain an office and principal place of business at such place or places as the Managing Member specifies from time to time and as set forth in the books and records of the Company.

3. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

4. Members.

(a) The Managing Member of the Company is Blackstone Holdings I L.P. The Regular Members are those persons shown as Regular Members in the books and records of the Company, as the same may be amended from time to time. All references herein to “Members” shall include the Managing Member and the Regular Members.

(b) The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution and filing of the Certificate are hereby ratified, approved and confirmed by each of the Members.

(c) The Managing Member may agree from time to time to admit a person as an additional member of the Company. Except as provided in Section 8, such admission shall be effective upon the written agreement of such person to be bound by the terms of this Agreement. Upon such admission, all references herein to “Member” or “Members” shall also be a reference to such person.

5. Management of the Company. The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member. The Managing Member shall have the sole power to manage or cause the management of the Company, including, without limitation, the power and authority to purchase and dispose of Investments, effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity. Any action to be taken by the Company shall require the consent of the Managing Member. Any action so approved may be taken by the Managing Member on behalf of the Company and any action so taken shall bind the Company. Except as expressly provided herein, and to the extent permitted by applicable law, no Member who is not also a Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Act, at law, in equity or otherwise. Upon the withdrawal from the Company or voluntary resignation of the last remaining Managing Member, all of the powers formerly vested therein pursuant to this Agreement and the Act shall be exercised by a majority in interest of the Members.

6. Limited Liability Company Interests; Interests.

(a) The Company’s limited liability company interests shall be in such form as the Managing Member shall determine.

(b) The Interests (as defined below) of a Member with respect to an Investment shall be issued to such Member upon the making by such Member of a capital contribution related to such Investment, as provided in Section 9.

(c) The Managing Member shall account for each Investment and for a Member’s Interests with respect to each Investment separately from any other Investment and separately from such Member’s Interests with respect to any other Investment. Each of the following shall be calculated and/or determined by the Managing Member for a particular Investment and for each Member’s Interests with respect to a particular Investment separately from the corresponding calculation or determination for any other Investment and for such Member’s Interests with respect to any other Investment (in each case, in the Managing Member’s reasonable good faith judgment): (i) the profit sharing percentage (each a “Profit Sharing Percentage”) with respect to such Investment; (ii) the value of any capital contribution related to such Investment pursuant to Section 9; (iii) the distributions and allocations in respect of such Interests pursuant to Sections 11 and 12; and (iv) the terms and conditions relating to vesting of such Interests and the Fair Market Value (as defined below) of such Interests, in each case pursuant to Section 17.

“Investment” means the Company’s interest in the Securities of a particular Issuer and/or the Company’s investment in other assets.

“Securities” means any debt, equity or other securities of the issuer thereof (each an “Issuer”), including, without limitation, units and/or limited liability company interests of, or other interests in, limited liability companies, general or limited partner interests in partnerships, shares and/or common, preferred or other capital stock of corporations or companies and/or other equity interests in or obligations or other securities of, other entities, and warrants, rights, put and call options and other options relating to any of the foregoing.

“Interests” of a Member with respect to an Investment means such Member’s interests in the Company with respect to such Investment, which reflect such Member’s indirect interest through the Company in such Investment.

7. Representations of the Members. Each Regular Member by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the Act) represents and warrants to every other Member and to the Company, except as may be waived by the Managing Member, that such Member is acquiring each of such Member’s Interests for such Member’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such interest or in the rights of such Member hereunder; provided, that a Member may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Regular Member represents and warrants that such Member understands that the Interests have not been registered under the Securities Act of 1933 and therefore such Interests may not be resold without registration under the Securities Act of 1933 or exemption from such registration, and that accordingly such Member must bear the economic risk of an investment in the Company for an indefinite period of time. Each Regular Member represents that such Member has such knowledge and experience in financial and business matters, that such Member is capable of evaluating the merits and risks of an investment in the Company, and that such Member is able to bear the economic risk of such investment. Each Regular Member represents that such Member’s overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Member’s net worth and the Member has no need for liquidity in the Member’s investment in Interests. Each Regular Member represents that to the full satisfaction of the Member, the Member has been furnished any materials that such Member has requested relating to the Company, any investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering of Interests and any matters pertaining to each investment and to obtain any other additional information relating thereto. Each Regular Member represents that the Member has consulted to the extent deemed appropriate by the Member with the Member’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Member.

8. Dissolution.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Managing Member, (ii) the time at which there are no Members; provided, that the Company shall not be dissolved and shall not be required to be wound up if a Member is admitted to the Company, in the manner provided herein, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member ( the “Terminating Event”), within 90 days after the occurrence of the Terminating Event, pursuant to Section 8(b) hereof, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

(b) A Member (the “New Member”) may be admitted to the Company, and such New Member shall be so admitted if the Managing Member shall execute an instrument in writing, either before or after the Terminating Event, stating that the New Member shall be so admitted, and the New Member agrees in writing to become a party to, and bound by, this Agreement, as amended, supplemented or otherwise modified.

9. Capital Contributions. (a) As of the Contribution Date (as defined below) with respect to any Investment, each of the Regular Members shall make a cash capital contribution to the Company related to such Investment, in an amount determined by the Managing Member and agreed to by such Regular Member and set forth in the books and records of the Company.

(b) As of the Contribution Date with respect to any Investment, the Managing Member shall make either (i) an in-kind capital contribution(each an “In-Kind Contribution”) to the Company related to such Investment, which shall consist of Securities of an Issuer and/or other assets, as determined by the Managing Member in its sole discretion (the “Contributed Assets”), or (ii) a cash capital contribution to the Company related to such Investment, in an amount determined by the Managing Member in its sole discretion and set forth in the books and records of the Company.

Each In-Kind Contribution related to an Investment, and/or the Contributed Assets included therein, shall be valued as of a date (the “Valuation Date” with respect to such Investment) determined by the Managing Member in its reasonable good faith judgment and set forth in the books and records of the Company (which shall be the Contribution Date with respect to such Investment, unless otherwise determined by the Managing Member), at an amount determined by the Managing Member in its reasonable good faith judgment and set forth in the books and records of the Company; provided that each In-Kind Contribution related to an Investment shall be effective as of the Contribution Date with respect to such Investment, regardless of whether the instruments of transfer of such Contributed Assets to the Company are executed and delivered before, on or after such Contribution Date.

The “Contribution Date” with respect to an Investment shall be the date as of which any capital contribution related to such Investment shall be deemed to be made and effective, as determined by the Managing Member in its reasonable good faith judgment and set forth in the books and records of the Company.

If the Company acquires Securities or other assets from third parties, then the Managing Member and/or the Regular Members shall make capital contributions, in cash or otherwise, in respect of the acquisition thereof, and such capital contributions shall be deemed to be related to the Investment that includes such Securities or other assets, as determined by the Managing Member in its reasonable good faith judgment and set forth in the books and records of the Company.

The Managing Member shall determine, in its reasonable good faith judgment, the Investment to which a particular capital contribution relates, and such determination shall be set forth in the books and records of the Company.

10. Capital Accounts.

(a) There shall be established for each Member on the books and records of the Company, to the extent and at such times as may be appropriate, one or more capital accounts (each, a “Capital Account”) as the Managing Member may deem to be appropriate in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of each Member’s Capital Account is reflected in the books and records of the Company. Each Capital Account shall be maintained for the relevant Member and shall be (i) credited by such Member’s capital contributions to the Company and any net income allocated to such Member in accordance with Section 12 and (ii) debited by any distributions to such Member pursuant to Section 11 and any net losses allocated to such Member in accordance with Section 12. In the case of any in-kind distributions, the relevant Capital Account(s) shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash. In the event of any transfer of any Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

(b) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Managing Member. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Members, all withdrawn Members, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

11. Distributions.

(a) All distributions of cash or other assets of the Company shall be calculated and determined by the Managing Member in respect of the Members’ Interests with respect to a particular Investment separately from the calculation and determination of distributions to be made in respect of the Members’ Interests with respect to any other Investment. All distributions of cash or other assets of the Company in respect of the Members’ Interests with respect to a particular Investment shall be made: (1) first, to the Members pro rata in accordance with their respective capital contributions related to such Investment until each Member has received an amount equal to such capital contributions, (2) second, if so determined by the Managing Member in its sole discretion, to the Managing Member, until the Managing Member has received a preferred return on its capital contributions to the Company related to such Investment, at the rate specified by the Managing Member in its sole discretion and set forth in the books and records of the Company from time to time, and (3) third, to the Members pro rata in accordance with their respective Profit Sharing Percentages with respect to such Investment, as determined by the Managing Member and set forth in the books and records of the Company; provided that, for the avoidance of doubt, for all purposes of this Section 11(a), any In-Kind Contribution of the Managing Member related to any Investment shall be valued at an amount equal to the value thereof as of the Valuation Date with respect to such Investment, such value to be determined as provided in Section 9(b) hereof.

(b) To the extent the Company receives distributions from any Issuer which are intended to allow the members or security holders of the Issuer to pay tax liabilities associated with income allocable to such members (a “Tax Distribution”), the Company shall make a corresponding Tax Distribution to each Member pro rata based on such Member’s share of allocable taxable income. Tax Distributions shall reduce and be counted as a distribution upon subsequent distributions to which Members are otherwise entitled.

12. Allocations of Profits and Losses.

(a) Profits and losses of the Company for each fiscal year to be allocated to the Capital Accounts of the Members shall be calculated and determined by the Managing Member in respect of the Members’ Interests with respect to a particular Investment separately from the calculation and determination of any such allocation to be made in respect of the Members’ Interests with respect to any other Investment. Profits and losses of the Company for each fiscal year in respect of the Members’ Interests with respect to a particular Investment shall be allocated among the Capital Accounts of the Members in a manner that as closely as possible gives economic effect to the provisions of Section 11 and other relevant provisions hereof.

(b) Notwithstanding any other provision of this Agreement, (i) “partner nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(i)), if any, of the Company shall be allocated for each fiscal year to the Member that bears the economic risk of loss within the meaning of Treasury Regulations Section 1.704-2(i), and (ii) “nonrecourse deductions” (as defined in Treasury Regulations Section 1.704-2(b)) and “excess nonrecourse liabilities” (as defined in Treasury Regulations Section 1.752-3(a)), if any, shall be allocated to and among the Members in accordance with their relative Profit Sharing Percentages.

(c) This Agreement shall be deemed to include “qualified income offset,” “minimum gain chargeback” and “partner nonrecourse debt minimum gain chargeback” provisions within the meaning of Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Any allocations required to be made pursuant to Sections 12(b) or (c) (the “Regulatory Allocations”) (other than allocations, the effect of which are likely to be offset in the future by other special allocations) shall be taken into account, to the extent permitted by the Treasury Regulations, in computing subsequent allocations of income, gain, loss or deduction pursuant to Section 12 so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to each Member pursuant to Section 12 had such Regulatory Allocations not occurred.

(e) Tax Allocations. All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for federal, state and local income tax purposes consistent with the manner that the corresponding constituent items shall be allocated among the Members pursuant to this section, except as may otherwise be provided herein or by the Code.

(f) Other Allocation Provisions. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations.

13. Liability of Members. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

14. Withdrawals of Capital. No Member may withdraw capital related to such Member’s interest in the Company except (a) for distributions of cash or other property pursuant to Section 11, (b) as otherwise expressly provided in this Agreement or (c) as determined by the Managing Member.

15. Authorization. The Managing Member, and any other person designated by the Managing Member is hereby authorized and empowered, as an authorized person of the Company within the meaning of the Act, or otherwise (the Managing Member hereby authorizing and ratifying any of the following actions):

(a) to execute and deliver and/or file the Certificate and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company to qualify to do business in a jurisdiction in which the Company desires to do business; and

(b) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (i) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of the Company’s purposes, (ii) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company, (iii) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company, and all checks, notes, drafts and other documents of the Company that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company, (iv) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 15, each acting individually, shall be deemed to have been adopted by the Members for all purposes), and (v) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the Managing Member) in this Section 15 may be revoked at any time by the Managing Member by an instrument in writing signed by the Managing Member.

16. Transfers. No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s interest in the Company without the consent of the Managing Member.

17. Repurchase of Interests; Vesting.

(a) If a Regular Member ceases to be an employee (including, without limitation, a Senior Managing Director) of Blackstone (as hereinafter defined) for any reason (excluding death or total disability, but including, without limitation, resignation, retirement or termination, with or without Cause (as hereinafter defined)), then from and after the time such Regular Member so ceases to be such an employee, such Regular Member shall no longer be, or be deemed to be, an “Active Employee” for purposes of this Agreement.

(b) Any Interests of a Regular Member with respect to an Investment shall become vested in accordance with the terms and conditions relating to the vesting of such Interests with respect to such Investment, as determined by the Managing Member in its sole discretion and set forth in the books and records of the Company. Any Interests of a Regular Member with respect to a particular Investment that have vested in accordance with such terms and conditions relating to the vesting of such Interests (as so determined), are herein called “Vested Interests” with respect to such Investment. and any Interests of a Regular Member with respect to a particular Investment that have not vested in accordance with such terms and conditions relating to the vesting of such Interests (as so determined) are herein called “Unvested Interests” with respect to such Investment.

(c) In the event that any Regular Member ceases to be an Active Employee, the Managing Member may, in its sole discretion, by notice to such Regular Member within 45 days after his/her ceasing to be an Active Employee, or at any time thereafter upon 30 days written notice, cause the Managing Member or another person designated by the Managing Member (who may be itself another Regular Member or an affiliate of the Managing Member) to purchase, and such Regular Member to sell, for cash:

(i) in the event that such Regular Member ceases to be an Active Employee for any reason other than termination for Cause (as hereinafter defined), (A) all (but not less than all) of such Regular Member’s Unvested Interests with respect to a particular Investment for a price equal to the Interest Purchase Price (as hereinafter defined) with respect to such purchase, and/or (B) all (but not less than all) of such Regular Member’s Vested Interests with respect to such Investment for a price equal to the Fair Market Value of such Interests; and

(ii) in the event that such Regular Member ceases to be an Active Employee because such Regular Member is terminated for Cause, all (but not less than all) of such Regular Member’s Unvested Interests with respect to a particular Investment and Vested Interests with respect to such Investment, in each case for a price equal to the Interest Purchase Price with respect to such purchase.

“Blackstone” means, collectively, The Blackstone Group L.P. and its affiliates (including, without limitation, the Company and the Managing Member).

The “Interest Purchase Price” with respect to any purchase of the Interests of a Regular Member with respect to an Investment pursuant to this Section 17 means the lower of (A) the original cost of such Interests to such Regular Member (which shall be, unless the circumstances otherwise require, the aggregate capital contributions of such Regular Member related to such Investment), or (B) the Fair Market Value of such Interests.

The “Fair Market Value” of any Interests purchased pursuant to this Section 17 means the fair market value of such Interests, as determined in the reasonable good faith judgment of the Managing Member as of the last day of the latest fiscal quarter of the Company ending on or before the date on which such Interests are so purchased.

“Cause” means the occurrence or existence of any of the following with respect to any Regular Member, as determined fairly, reasonably, on an informed basis and in good faith by the Managing Member: (i) (w) any breach by such Regular Member of any provision of any non-competition agreement with Blackstone, (x) any material breach by such Regular Member of this Agreement or any rules or regulations applicable to such Regular Member that are established by Blackstone, (y) such Regular Member’s deliberate failure to perform his or her duties to Blackstone, or (z) such Regular Member’s committing to or engaging in any conduct or behavior that is or may be harmful to Blackstone in a material way as determined by the Managing Member; provided, that in the case of any of the events in the foregoing clauses (w), (x), (y) and (z), the Managing Member has given such Regular Member written notice (a “Notice of Breach”) within fifteen (15) days after the Managing Member becomes aware of such event and such Regular Member fails to cure, in a manner reasonably satisfactory to the Managing Member, such breach, failure to perform or conduct or behavior within fifteen (15) days after receipt by such Regular Member of such Notice of Breach from the Managing Member (or such longer period, not to exceed an additional fifteen (15) days, as shall be reasonably required for such cure, provided that such Regular Member is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against Blackstone; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Regular Member individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement).

18. Governing Law; Amendments. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by such laws. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other person.

19. Tax Information. Each Member certifies that (A) if the Member is a United States person (as defined in the Code) (x) (i) the Member’s name, social security number (or, if applicable, employer identification number) and address provided to the Company and its affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Member will complete and return a W-9, and (y) (i) the Member is a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of a change to foreign (non-United States) status or (B) if the Member is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Member will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Member is not a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of any change of such status. The Member agrees to properly execute and provide to the Company in a timely manner any tax documentation that may be reasonably required by the Managing Member.

20. Certain Tax Matters.

(a) The Managing Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and, after approval of such returns by the Managing Member, shall cause such returns to be timely filed. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he shall not, unless he provides prior notice of such action to the Company, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company (unless he provides prior notice of such action to the Company as provided above), (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member. The Company and each Member hereby designate any Member selected by the Managing Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 20 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation. The Members intend for the Company to be treated as a partnership for U.S. federal income tax purposes, and no election to the contrary shall be made.

(b) To the extent the Company reasonably believes that it is required by law to withhold or to make tax payments on behalf of or with respect to any Member or the Company is subjected to tax itself by reason of the status of any Member (“Tax Advances”), the Company may withhold such amounts and make such tax payments as so required, shall promptly pay the Tax Advances so withheld to the applicable taxing authority and shall promptly deliver to such Member a certified copy of an original official receipt received by the Company, or other reasonable evidence, showing such payment. All Tax Advances made on behalf of a Member (other than Tax Advances in respect of amounts previously withheld from distributions to such Member) shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. For all purposes of this Agreement such Member shall be treated as having received the amount of the distribution that is equal to the Tax Advance. If the Company shall distribute an amount to a Member and subsequently determine that it was required to, but did not, withhold taxes on such amount, the applicable Member shall promptly, after notification by the Company, reimburse the Company for such withholding tax (but not for any associated penalties, interests or additions to tax). The Company shall promptly pay the applicable tax authority the amount required to be withheld and shall furnish the applicable Member with a copy of an official receipt for such withholding.

(c) To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Member.

21. Ownership and Use of Names. The Company acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Company to use BLACKSTONE in its name. The Company acknowledges that TM owns the service mark BLACKSTONE for various services and that the Company is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Company under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its affiliates and licensees. The Company understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Company written notice of termination. Promptly following any such termination, the Company will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

22. Exculpation and Indemnification.

(a) Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member nor any of such Member’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Company or any of its affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause (as defined above, and as applied to any Covered Person mutatis mutandis)), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Member or the Company. To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, to the fullest extent permitted by law, such Member acting under this Agreement shall not be liable to the Company or to any such other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the Member, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Member.

(b) (i) To the fullest extent permitted by law, the Company shall indemnify and hold harmless (but only to the extent of the Company’s assets (including, without limitation, the remaining commitments of the Member to make capital contributions to the Company) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Company or which relate to or arise out of or in connection with the Company, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting “Cause” (as defined above)); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Member or a withdrawn Member, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s Profit Sharing Percentage in the Company as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, a Member) in defending any claim, demand, action, suit or proceeding may, with the approval of a majority-in-interest of the Members, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Company and its affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Company and such affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Member institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Member shall be responsible, up to the amount of such Member’s interests and remaining capital contribution commitment, for such Member’s pro rata share of the Company’s expenses related to such indemnity obligation, as determined by a majority-in-interest of the Members. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Members shall not be personally obligated with respect to indemnification pursuant to this Section 22.

(ii) (A) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Company’s obligations hereunder are not intended to render the Company as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing a particular Portfolio Entity (as defined below) through which an investment is directly or indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority: first out of proceeds available in respect of applicable insurance policies maintained by any Issuer or any other entity in which the Company may invest, directly or indirectly (each, a “Portfolio Entity”), and second by the applicable Portfolio Entity through which such investment is directly or indirectly held (only to the extent the foregoing sources are exhausted).

(B) The Company’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from the applicable Portfolio Entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Company (or any affiliate thereof) pays or causes to be paid any amounts that should have been paid by the applicable Portfolio Entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Members that the Company shall have a subrogation claim against such Portfolio Entity in respect of such advancement or payments. The Managing Member and the Company shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of The Blackstone Group L.P. or any of its affiliates, which shall not be permitted) as the Managing Member may determine necessary or advisable to give effect to or otherwise implement the foregoing.

23. Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any person other than the Company, another Member or a person designated by the Company, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self regulatory organization having jurisdiction; provided, that any corporate Member may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulation Section 1.6011-4(b)(3)(i), each Member (and any employee, representative or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the Company, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Members or any existing or future investor (or any affiliate thereof) in any of the Members, or (b) any investment or transaction entered into by the Members; (2) any performance information relating to any of the Members or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Members, does not constitute such tax treatment or tax structure information.

24. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney in fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member

25. Jurisdiction.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph 25(a) above, the Managing Member may bring, or may cause the Company to bring, on behalf of the Managing Member or the Company or on behalf of one or more Members, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph 25(b), each Member (i) expressly consents to the application of paragraph (c) of this Section 25 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Managing Member as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c) (i) EACH MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 25, OR ANY JUDICIAL PROCEEDING ANCILLARY TO

AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph 25(c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 25 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 25 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 25, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 25. In that case, this Section 25 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 25 shall be construed to omit such invalid or unenforceable provision.

26. Counterparts. This Agreement may be executed in several counterparts, all of which will together constitute a single agreement among the parties.

*        *        *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date first above written.

MANAGING MEMBER:

BLACKSTONE HOLDINGS I L.P.

By: Blackstone Holdings I/II GP Inc., its general partner

By:	/s/ John G. Finley
Name: John G. Finley
Title: Chief Legal Officer

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